UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

FairWind Energy Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55383

(Commission File Number)

46-2876282

(IRS Employer Identification No.)

32932 Pacific Coast Highway, #14-254

Dana Point, California 92629

(Address of principal executive offices)(Zip Code)

(949) 438-0160

Registrant’s telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective June 10, 2019, Michael Winterhalter, Eric Krogius and Robert Drust resigned as directors of FairWind Energy, Inc., a Nevada corporation (the “Company”). Additionally, on June 10, 2019, Michael Winterhalter resigned as Chief Executive Officer, President, Secretary, Treasurer of the Company. Mr. Winterhalter, however, remains as a non-employee advisor to the Company and involved in the Company’s operations.

On June 10, 2019, the board of directors appointed Scott Stevens as President and a director of the Company, and appointed Robert Whalen as Secretary, Treasurer and a director of the Company.

Scott Stevens, Age 43

Since 2014, Mr. Stevens, age 43, has been a Partner at Grays Peak Capital, a global investment firm located in New York. Mr. Stevens has over twenty years of global investment experience in finance, technology, consulting and M&A. Mr. Stevens is currently a director of Applied BioSciences Corp., a Nevada corporation, which trades on the OTCQB tier of the OTC Markets Group, Inc. Prior to Grays Peak, Mr. Stevens was a Portfolio Manager for sixteen years in public and private market investing. Before joining the buyside, Mr. Stevens was an Analyst at Merrill Lynch & Co. in the Mergers & Acquisitions Group where he completed over $20 billion of transactions in various sectors including aerospace/defense, media, healthcare, and energy. Mr. Stevens graduated from the University of Michigan (BA Economics) in 1998. Mr. Stevens’ experience in finance and M&A led to our conclusion that Mr. Stevens should be serving as a member of our board of directors in light of our business and structure.

Robert Whalen, Age 50

Mr. Whalen has over 20 years of experience in the capital markets and investment management. In 2018, he co-founded, and is currently the Managing Partner of, Atlys Group, LLC, a diversified business group that engages in cannabis, disaster recovery, investments, global real estate acquisition and development. Atlys Group has domestic offices in Chicago, New Jersey and Puerto Rico. From 2004 until 2008, Mr. Whalen was a Group Vice President for American Express, where he lead over 600+ Financial Advisors & Staff and 14+ Billion in assets under management. In 2006, he earned the prestigious “American Express Outstanding Leader of the Year Award”.  From 1997 until 2001, Mr. Whalen was a Field Vice President for American Express where he lead 250 Independent Financial Advisors from Michigan and Ohio to become the largest producing group within American Express. In 1991, he began his career as a financial advisor with American Express Financial Advisors in Boston, Massachusetts. Mr. Whalen holds a B.A. in Finance and Management from Merrimack College in North Andover, Massachusetts, and completed the Executive Management Program from Harvard University in 2000. Mr. Whalen’s experience in finance led to our conclusion that Mr. Whalen should be serving as a member of our board of directors in light of our business and structure.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FairWind Energy Inc.

Date: June 11, 2019	By:	/s/ Scott Stevens
	Name:	Scott Stevens
	Title:	President

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